UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 575-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2026, Gravitics, Inc. (“Gravitics”) entered into a Loan Agreement (the “Loan Agreement”) with BZH SPO LLC (the “Lender”), pursuant to which the Lender agreed to extend to Gravitics an unsecured credit facility in an aggregate principal amount of $1,000,000 (the “Loan Amount”), to be evidenced by an unsecured promissory note (the “Note”) issued by Gravitics in favor of the Lender. The proceeds of the loan will be used for working capital purposes pending completion of the offering.

The full Loan Amount was funded on August 18, 2026. The Note matures 60 days after the initial funding date.

The Note bears interest at a rate of 4.0% per 30-day period, calculated on a simple, non-compounding basis on the original principal amount of each tranche. In addition, an original issue discount of 50% of the principal amount of each tranche accrues for each 30-day interest period. Following the 60th day after funding, an additional default premium of 3.0% per 30-day period accrues automatically.

The Note ranks pari passu with all other unsecured and unsubordinated indebtedness of Gravitics. Gravitics is required to apply all “Priority Proceeds,” including proceeds from the offering or from certain customer contracts, to repayment of the Note on a mandatory prepayment basis.

The Loan Agreement contains customary representations, warranties and covenants, including restrictions on liens, additional indebtedness, restricted payments, and asset disposals. Events of default under the Loan Agreement include, among others, non-payment, failure to apply Priority Proceeds, breach of covenants, material misrepresentation, insolvency, and termination or abandonment of the reverse takeover transaction or the government contract.

On August 17, 2026, Non-Invasive Monitoring Systems, Inc. (the “Company”) executed a Guarantee and Assumption Agreement (the “Guarantee”) of Gravitics’ obligations under the Note and Loan Agreement. The Guarantee becomes effective upon consummation of the merger by and among the Company, Gravitics Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Gravitics , pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

The Note will be repaid in full from the proceeds of a proposed public offering that would be consummated in conjunction with the closing of the Merger.

The foregoing description of the Guarantee is not complete and is subject to and qualified in its entirety by reference to the Guarantee, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
10.1	Guarantee Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2026	NON-INVASIVE MONITORING SYSTEMS, INC.

	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer